SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Georgetown Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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☐  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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4) Proposed maximum aggregate value of transaction:

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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September 21, 2010

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company”).  The Company is the holding company of Georgetown Savings Bank, and our common stock is traded on the OTC Electronic Bulletin Board under the symbol “GTWN”.  The Annual Meeting will be held at the Groveland Fairways, located at 156 Main Street, Groveland, Massachusetts, at noon, Massachusetts time, on Tuesday, October 26, 2010.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of the Company.  Directors and officers of the Company, as well as representatives of our departing and nominee independent registered public accounting firm, Wolf & Company, P. C. and Shatswell MacLeod & Company, P. C., respectively, will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of Shatswell MacLeod & Company, P. C. as the Company’s independent registered public accounting firm for the six months ending December 31, 2010 (the Board of Directors of the Company on August 23, 2010 approved a change in the Company’s fiscal year end from June 30 to December 31). For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of Shatswell MacLeod & Company, P. C. as the Company’s independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Robert E. Balletto
Robert E. Balletto
President and Chief Executive Officer

Georgetown Bancorp, Inc.
2 East Main Street
Georgetown, Massachusetts 01833
(978) 352-8600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 26, 2010

Notice is hereby given that the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company”) will be held at the Groveland Fairways, located at 156 Main Street, Groveland, Massachusetts, on Tuesday, October 26, 2010 at noon, Massachusetts time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of five directors to the Board of Directors;

2.	The ratification of the appointment of Shatswell MacLeod & Company, P. C. as the independent registered public accounting firm for the Company for the six months ending December 31, 2010; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on September 9, 2010, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available at 2 East Main Street, Georgetown, Massachusetts, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Joseph W. Kennedy
Joseph W. Kennedy
Corporate Secretary
September 21, 2010

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Georgetown Bancorp, Inc.
2 East Main Street
Georgetown, Massachusetts 01833
(978) 352-8600

ANNUAL MEETING OF STOCKHOLDERS
October 26, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Georgetown Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Groveland Fairways, located at 156 Main Street, Groveland, Massachusetts, on Tuesday, October 26, 2010, at noon, Massachusetts time, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders, the Proxy Card and this Proxy Statement are first being mailed to stockholders on or about September 21, 2010.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 9, 2010 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 2,638,387 shares of common stock issued and outstanding, 1,527,487 of which were held by Georgetown Bancorp, M.H.C. (the “Mutual Holding Company”), and 1,110,900 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”). The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the five nominees proposed by the Board of Directors, to WITHHOLD AUTHORITY to vote for the nominees being proposed or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Shatswell MacLeod & Company, P. C. as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote

AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above.  If the Mutual Holding Company votes all of its shares in favor of the election of the five nominees proposed by the Board of Directors and in favor of the ratification of Shatswell MacLeod & Company, P. C. as the Company’s independent registered public accounting firm, the approval of each such proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding

Principal Stockholders:

Georgetown Bancorp, M.H.C.	1,527,487	57.9%
2 East Main Street
Georgetown, Massachusetts 01833

Georgetown Bancorp, M.H.C. (2)	1,662,601	62.4%(3)
and all Directors and Executive Officers
as a group (14 persons)
2 East Main Street
Georgetown, Massachusetts 01833

________________________________________
(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
The Company’s executive officers and directors are also executive officers and directors of Georgetown Bancorp, M.H.C. Excluding shares held by Georgetown Bancorp, M.H.C., the Company’s executive officers and directors owned an aggregate of 135,114 shares, or 5.1% of the outstanding shares.

(3)	The calculation reflects ownership of 24,000 shares of restricted stock granted to executive officers and directors.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of thirteen members.

The Company’s bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected.  The Nominating/Governance Committee of the Board of Directors has nominated as directors, Keith N. Congdon, Kathleen R, Sachs, Richard F. Spencer, David A. Splaine and Robert T. Wyman, each to serve for a three-year term and until their respective successors have been elected and shall qualify. Each of the five nominees is currently a member of the Board of Directors.

The table below sets forth certain information as of September 9, 2010 regarding the composition of the Company’s Board of Directors, including the terms of office of members of the Board of Directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name(1)	Age	Positions Held	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(3)	Percent of Class

NOMINEES

Keith N. Congdon	49	Director	2007	2010	5,517	*
Kathleen R. Sachs	58	Director	2007	2010	1,450	*
Richard F. Spencer	66	Director	1999	2010	1,175	*
David A. Splaine	51	Director	2007	2010	20,185	*
Robert T. Wyman	45	Director	2007	2010	1,875	*

DIRECTORS CONTINUING IN OFFICE

Robert E. Balletto	54	Director. President and Chief	2004	2011	44,973	1.69
		Executive Officer
Stephen L. Flynn	54	Director	2001	2011	1,625	*
Thomas L. Hamelin	54	Director	2000	2011	10,675	*
J. Richard Murphy	66	Director	2008	2011	2,625	*
Anthony S. Conte, Jr.	44	Director	2000	2012	19,445	*
Marybeth Mclnnis	47	Director	2007	2012	2,025	*
Mary L. Williams	58	Director	2005	2012	1,925	*
John H. Yeaton	40	Director	2007	2012	735	*

EXECUTIVE OFFICER

Joseph W. Kennedy	50	Senior Vice President and Chief Financial Officer	N/A	N/A	20,884	*

All directors and executive officers as a group (14 persons)					135,114(4)	5.07

(1)
The mailing address for each person listed is 2 East Main Street, Georgetown, Massachusetts 01833.  Each of the directors listed is also a director of Georgetown Bancorp, M.H.C., which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	With regard to Mr. Balletto, Mr. Conte, Jr., Mr. Flynn, Mr. Hamelin and Mr. Spencer, reflects initial appointment to the Board of Trustees of the mutual predecessor to Georgetown Savings Bank.
(3)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners”.
(4)
At June 30, 2010, 12,957 shares of common stock had been allocated to the accounts of executive officers under Georgetown Savings Bank’s employee stock ownership plan. Under the terms of the plan, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares are voted by the plan trustee in a manner that mirrors the voting of allocated shares.  At June 30, 2010, 18,820 shares beneficially owned by Anthony S. Conte, Jr., have been pledged as collateral.

*	Less than one percent.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  Each director is also a director of Georgetown Bancorp, MHC (the mutual holding company that owns 57.9% of Georgetown Bancorp, Inc.’s shares of common stock) and Georgetown Savings Bank, and each executive officer also is an executive officer of Georgetown Bancorp, MHC and Georgetown Savings Bank.

Directors

Robert E. Balletto has been employed with Georgetown Savings Bank since 1982 and has served as Chief Executive Officer since 1988. In July 2004, Mr. Balletto was elected to the Board of Directors of Georgetown Savings Bank and was also appointed President. Mr. Balletto has over 31 years experience in the banking industry. As Chief Executive Officer, Mr. Balletto’s experience in leading the Company and the Bank and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Keith N. Congdon is the President and owner of Ambrosi Donahue Congdon & Co., P.C., a certified public accounting firm based in Newburyport, MA. As a certified public accountant and Chairman of the Board’s Audit Committee, Mr. Congdon brings to the Board of Directors his valuable experience in dealing with accounting principles, internal controls and financial reporting rules and regulations.

Anthony S. Conte, Jr. is the owner of Conte Funeral Homes, Inc., located in North Andover, Andover, Newburyport and Georgetown, Massachusetts. Mr. Conte’s 20 years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Stephen L. Flynn is the President and owner of Nunan Florist and Greenhouse, Inc., located in Georgetown, Massachusetts. Mr. Flynn’s 25 years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Thomas L. Hamelin is a mechanical engineer for Tokyo Electron MA, Inc., a semi-conductor manufacturing firm, located in Billerica, Massachusetts.  Mr. Hamelin’s 32 years of experience in the engineering field with a large manufacturing firm, combined with his leadership skills, bring a unique perspective to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Marybeth McInnis, Esquire is a lawyer practicing with the McInnis Law Offices, of North Andover, Massachusetts, which specializes in estate planning and administration of estates and trusts. As an experienced attorney, Ms. McInnis brings to the Board a unique and valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

J. Richard Murphy is the President and Managing Director of Grey Rock Partners, LLC located in Boston, Massachusetts. Grey Rock Partners, LLC offers Corporate Advisory Services to mid-sized privately held companies and their owners. Grey Rock's services include mergers and acquisitions (both sell-side and buy-side representations), the placement of senior and mezzanine debt, corporate divestiture, and strategic consulting centered on maximizing shareholder value. With his extensive financial experience in mergers and acquisitions and other transactions centered on maximizing shareholder value and more than 25 years of prior banking experience, including 3 years as a Chief Executive Officer of a $1.4 billion, 22 branch commercial bank, Mr. Murphy provides the Board with valuable insight on these and others matters that are beneficial to the Company in evaluating potential strategic transactions, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Kathleen R. Sachs, CFP is the founder and a principal of Sachs Financial Planning, a financial planning firm.  Ms. Sachs also teaches risk management at Merrimack College. With her extensive financial experience in insurance, investments and risk management, Ms. Sachs provides the Board with valuable insight on these and others matters that are central to the operations of the Bank in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Richard F. Spencer retired as Chief of Police for the town of Georgetown, Massachusetts in July 2002. As a well known community leader and long-time resident of the Bank’s market area, Mr. Spencer brings a unique perspective to the Board on community issues affecting the Bank and residents of the Bank’s market area.

David A. Splaine is a partner in Ellis Insurance Agency, Inc located in York, Maine and Portsmouth, New Hampshire.  He is also currently a partner in a consulting firm, specializing in the sports industry.  From 2001 to 2006 he served as Senior Vice President of Sales for the TDBank Garden and Boston Bruins.  Prior experience includes senior lending positions at Fleet Bank (now Bank of America).  He has served as a director of the Boston Celtics Limited Partnership (NYSE), and is currently a director of several private companies. Mr. Splaine’s extensive business experience in a range of industries and disciplines, combined with his leadership skills, knowledge of our market, and sensitivity to the economy, brings valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Mary L. Williams has been employed since January 2006 as Director of EdLink, a partnership of five public higher education institutions located in northeast Massachusetts. From June 2002 until January 2006, she was a Staff Assistant, coordinating federal grants and the development of a five-year strategic plan for North Shore Community College. Prior to that and until June 2002, she was Vice President of Administration and Finance for Massachusetts College of Art. Ms. Williams’ extensive experience in higher education and management, combined with her leadership skills, knowledge of our market, and financial management experience, brings valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Robert T. Wyman, Esquire is an attorney and partner at the law firm Wyman & Barton, LLC, of Andover and Chelmsford, Massachusetts, representing clients in the areas of civil and criminal litigation, real estate litigation and real estate conveyance. As an experienced attorney, Mr. Wyman brings to the Board a unique and valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

John H. Yeaton has been employed since July 2010 by Quest Diagnostics as Controller for the Cambridge, MA Business Unit.  Prior to joining Quest Diagnostics Mr. Yeaton was the director of financial planning and analysis for the products division and controller for the pharmaceuticals business unit for Fresenius Medical Care North America of Waltham, Massachusetts, an $8.0 billion company that operates the nation’s largest network of dialysis clinics. Mr. Yeaton’s extensive business experience in a range of industries and disciplines, combined with his leadership skills, knowledge of our market, and financial analysis experience, brings valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Executive Officer of the Company who is not a Director

Joseph W. Kennedy began employment with Georgetown Savings Bank in 1999 as Vice President and Chief Financial Officer.  Mr. Kennedy has served as Senior Vice President and Chief Financial Officer since January 2004 and Treasurer since April 2003. In October 2006, Mr. Kennedy was elected as Corporate Secretary for the Company and the Georgetown Savings Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based on the Company’s review of such ownership reports, the Company believes that no officer or director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2010.

Board Independence

The Board of Directors has determined that, except for Mr. Balletto, each member of the Board of Directors is an “independent director” within the meaning of Rule 4200(a)(15) of the NASDAQ corporate governance listing standards.  Mr. Balletto is not considered independent because he serves as an executive officer of the Company.  In determining the independence of the independent directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below:

Loans made in the normal course of business with the Georgetown Savings Bank:

Director	Total Potential/ Outstanding Loan Balances as of June 30, 2010

Anthony S. Conte Jr.	$2,335,394
Stephen L. Flynn	2,065,455
Richard F. Spencer	404,000
John H. Yeaton	317,512
Thomas L. Hamelin	150,000
Mary L. Williams	48,370
Kathleen R. Sachs	40,000
Total	$5,360,731

Sales of merchandise to the Georgetown Savings Bank:

Director	Sales for the fiscal year ended June 30, 2010

Stephen L. Flynn	$2,971

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Richard F. Spencer, who is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of Georgetown Bancorp, Inc. and Georgetown Savings Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect Georgetown Bancorp, Inc.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Georgetown Bancorp, Inc., including credit, financial, operational, liquidity, legal and regulatory risks.  Risks relating to the direct operations of Georgetown Savings Bank are further overseen by the Board of Directors of Georgetown Savings Bank, who are the same individuals who serve on the Board of Directors of Georgetown Bancorp, Inc.  The

Board of Directors of Georgetown Savings Bank also has additional committees that conduct risk oversight separate from the committees of Georgetown Bancorp, Inc.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s  rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Meetings and Committees of the Board of Directors

General.  The business of the Company is conducted at regular and special meetings of the full Board of Directors and its standing committees. In addition, the “independent” members of the Board of Directors meet in executive sessions on a monthly basis, including twelve meetings during fiscal 2010.  The standing committees include the Executive, Compensation, Nominating/Governance and Audit Committees. During the year ended June 30, 2010, the Board of Directors held twelve regular meetings.  No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of:  (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served), with the exception of Director Wyman, whose attendance was 71%.

While the Company has no formal policy on director attendance at annual meetings of stockholders, all directors are encouraged to attend. All of the directors attended last year’s Annual Meeting of Stockholders.

Executive Committee.  The Executive Committee consists of directors Richard F. Spencer, Chairman, Keith N. Congdon, Stephen L. Flynn, Marybeth McInnis and Mary L. Williams. The Executive Committee meets as needed to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors.  The Executive Committee met eight (8) times during the fiscal year ended June 30, 2010.

Nominating/Governance Committee.  The Nominating/Governance Committee consists of directors Marybeth McInnis, Chairman, Anthony S. Conte, Jr., Thomas L. Hamelin, Kathleen R. Sachs, Mary L. Williams and Robert T. Wyman.  Each member of the Nominating/Governance Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.georgetownsb.com.  The Committee met five (5) time during the fiscal year ended June 30, 2010.

The primary function of the Nominating/Governance Committee is to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval. The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Committee would solicit suggestions for director candidates from all members of the Board of Directors.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  During the year ended June 30, 2010, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.  The Nominating/Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for Board of Director and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating/Governance Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.  When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, the Nominating / Governance Committee and the Board of Directors focused primarily on the information included in each of the directors’ individual biographies set forth above. The Nominating / Governance Committee and the Board of Directors do not have a diversity policy.  In identifying nominees for directors, however, consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning the Company’s business.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating/Governance Committee has adopted procedures for the submission of director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating/Governance Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 2 East Main Street, Georgetown, Massachusetts 01833.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals”. No submission for Board nominees was received by the Company for the Annual Meeting.

There have been no material changes to these procedures since they were previously disclosed in the proxy statement for the Company’s 2009 annual meeting of stockholders.

Stockholder Communications with the Board of Directors.  A stockholder of the Company who wishes to communicate with the Board of Directors or with any individual director may write to the Corporate Secretary of the Company, 2 East Main Street, Georgetown, Massachusetts 01833, Attention:  Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of directors Keith N. Congdon (Chairman), J. Richard Murphy and John H. Yeaton. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that director Congdon qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm in connection with the audit of the Company’s annual financial consolidated statements;

•
in consultation with the independent registered public accounting firm and the Company’s internal audit firms, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•
considering whether the provision of services by the independent registered public accounting firm not related to the annual audit and quarterly reviews is consistent with maintaining its independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit firms’ staffs and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

The Audit Committee met six (6) times during the fiscal year ended June 30, 2010.  The Audit Committee reports to the Board of Directors on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee, which is available at the Company’s website at www.georgetownsb.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2010; and

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence; and

•	Pre-approved all audit, audit-related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

In addition, the Audit Committee approved the appointment of Shatswell MacLeod & Company, P. C. as the Company’s independent registered public accounting firm for the six months ending December 31, 2010, subject to the ratification of the appointment by the stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and this report shall not otherwise be deemed “soliciting material” or filed with the SEC subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

This report has been provided by the Audit Committee:

Keith N. Congdon, Chairman
J. Richard Murphy
John H. Yeaton

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics is available on the Company’s website at www.georgetownsb.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Compensation Committee

The Compensation Committee, consisting of independent directors Mary L. Williams (Chairperson), Kathleen R. Sachs and David A. Splaine, generally determines salary and other compensation for employees, including the Named Executive Officers, as defined below. Each member of the Compensation Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Compensation Committee meets in executive session to determine such salaries.  The Compensation Committee met eleven (11) times in fiscal year 2010 to establish salaries and incentive plans for the staff of the Georgetown Savings Bank and the Company. The Board of Directors has adopted a written charter for the Compensation Committee, which is available at the Company’s website at www.georgetownsb.com.

Executive Compensation

The Board of Directors’ philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Board of Directors considers a number of factors in its decisions regarding executive compensation and benefits including, but not limited to, the level of responsibility and performance of the individual executive officer, the overall performance of the Company, and consideration of industry, community bank peers and local market conditions. Base salary levels of the Company’s and Georgetown Savings Bank’s executive officers are set to reflect the duties and responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area. In setting base salaries, the Board of Directors also considers a number of factors relating to each executive officer, including individual performance, job responsibilities, experience level, ability and the knowledge of the position, and overall performance of the Company and the Georgetown Savings Bank.  These factors are considered subjectively, and where possible quantitatively, and are weighted partially by those aspects deemed more significant than others.  Such a weighting of these evaluation factors will vary from year to year in response to the strategic plan and current market conditions. The Board of Directors also considers the recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers.  The Board of Directors and the Chief Executive Officer review the same information in connection with these performance evaluations and related recommendations of these executives.

The Board of Directors increased the base salary level of Mr. Kennedy, a Named Executive Officer of the Company by $3,673 and did not increase the base salary level of Mr. Balletto, the other Named Executive Officer of the Company in fiscal year 2010.

The compensation committee did not use a compensation consultant in determining director or executive officer compensation for the last completed fiscal year.

Executive Compensation

The following table sets forth for the year ended June 30, 2010 and 2009 certain information as to the total remuneration paid by the Company to Mr. Balletto, who serves as President and Chief Executive Officer and Mr. Kennedy, the Company’s Senior Vice President and Chief Financial Officer and Treasurer (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
		($)	($)	($) (1)	($) (2)	($)	($)	($) (3)	($)
Robert E. Balletto,	2010	184,462	-	26,000	10,650	30,990	-	76,902	329,004
President and Chief Executive Officer	2009	184,462	-	-	-	12,543	-	72,345	269,350

Joseph W. Kennedy,	2010	126,098	-	15,600	6,390	14,795	-	54,819	217,702
Senior Vice President and Chief Financial Officer and Treasurer	2009	122,425	-	-	-	7,631	-	53,082	183,138

(1)
Value is based on 5,000 and 3,000 shares for Mr. Balletto and Mr. Kennedy, respectively multiplied by $5.20, which was the fair market value of the shares on the grant date, February 22, 2010, with a five (5) year vesting and 10 year term.

(2)
Value is based on 5,000 and 3,000 options for Mr. Balletto and Mr. Kennedy, respectively multiplied by $2.13, which was the fair market value of the options on the grant date, February 22, 2010, based on using the Black-Scholes model. The exercise price of the options is $6.72 with a five (5) year vesting and 10 year term. The Black-Scholes model assumed a volatility rate of 34.35%, no annualized dividend and a discount rate of 3.80%.

(3)	Consists of the following payments during fiscal years ended June 30, 2010 and 2009:

	Year	401(k) Plan	Employee Stock Ownership Plan	Group Life Insurance	Term Life Insurance from Endorsement Agreement	Executive Owned Life Insurance	Health Insurance	Executive Disability Insurance	Club Membership Dues
Officer		($)	($)	($)	($)	($)	($)	($)	($)

Robert E. Balletto	2010	12,418	4,144	1,863	7,300	31,350	12,451	1,076	6,300
	2009	11,381	3,573	1,905	6,400	31,350	12,052	1,076	4,608

Joseph W. Kennedy	2010	8,482	2,984	1,426	2,520	26,338	12,451	618	-
	2009	7,980	2,389	1,438	2,300	26,338	12,052	585	-

Benefit Plans

401(k) Plan.  Georgetown Savings Bank maintains the Savings Bank Employee Retirement Association (SBERA) 401(k) Plan, which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”).  All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate.  Under the 401(k) Plan, participants are permitted to make salary reduction contributions up to the lesser of 75% of compensation or $16,500 (as indexed annually). For these purposes, “compensation” includes wages reported on federal income tax form W-2, with all pre-tax contributions added, but does not include compensation in excess of the tax law limits. Georgetown Savings Bank will make matching contributions equal to 50% of the participants’ elective deferrals up to 6% of their compensation.  In addition, at the direction of the Board of Directors, Georgetown Savings Bank may contribute an additional amount to participant accounts equal to 3% of the participant’s compensation. All employee contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship.  The 401(k) Plan permits loans to participants.  The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.  Participants are entitled to benefit payments upon termination of employment due to normal retirement, early retirement at or after age 59½, disability or death.  Benefits will be distributed in the form of lump sum or installment payments.  Georgetown Savings Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of the Company through their accounts in the 401(k) Plan.

Incentive Compensation Plan.  Georgetown Savings Bank maintains an incentive compensation plan to provide incentives and awards to employees in order to support Georgetown Savings Bank’s organizational objectives and financial goals. Full-time and part-time employees on or before March 31st of the current plan year are eligible to participate in the incentive compensation plan.  Eligible participants who have been employed by Georgetown Savings Bank for less than one year may receive a prorated incentive award.  The award is calculated based on the achievement of Company-wide, department and individual goals, the mix and weighting of which will vary from year to year and which are approved annually by the Board of Directors. Distribution of the incentive award is generally made within thirty days of the end of the plan year. Employees whose performance level does not meet expectations may not be eligible for an incentive payout.

In 2010, Mr. Balletto’s plan provided for a target bonus of $33,203, or 18.0% of his current salary, with the following performance categories: (i) achievement of a return-on-assets (ROA) target; (ii) achievement of an efficiency ratio target; and (iii) achievement of a regulatory rating level.

In 2010, Mr. Kennedy’s plan provided for a target bonus of $13,871, or 11.0% of his current salary, with the following performance categories: (i) achievement of a ROA target; (ii) achievement of a net interest margin percentage; and (iii) achievement of a non-interest expense level.

Employment Agreements. Georgetown Savings Bank has entered into employment agreements with Messrs. Balletto and Kennedy. Each of these agreements has a term of thirty-six months.  Subject to approval by the Board of Directors, the agreements renew for an additional year beginning on the first anniversary date of the agreement, and on each anniversary date thereafter, so that the remaining term is thirty-six months.  On an annual basis, the Board of Directors of Georgetown Savings Bank conducts a performance review of the executive for purposes of determining whether to renew the agreement.  However, if timely written notice of non-renewal is provided to the executive, the employment under the agreement ceases at the end of thirty-six months following such anniversary date.

Under the agreements, the base salaries for Messrs. Balletto and Kennedy are $184,462 and $126,098, respectively.  In addition to the base salary, each agreement provides for, among other things, participation in other benefits as provided to other full time employees of Georgetown Savings Bank.  Each agreement also requires Georgetown Savings Bank to provide the executive with long-term disability insurance coverage to replace 66% of the executive’s base salary as of July 1, 2008 and bonus as of June 30, 2008, in the event of executive’s long term disability and requires the bank to review the amount of coverage every three years.  The agreements also provide that, in consideration of terminating the previously existing collateral assignment split dollar agreements between the executives and Georgetown Savings Bank, the Bank entered into endorsement split dollar agreements with the executives with a pre-retirement death benefit of $2.0 million for Mr. Balletto and $1.0 million for Mr. Kennedy, and further requires Georgetown Savings Bank to make a tax-adjusted compensation payment towards the purchase of a life insurance policy to be owned by the executive with a death benefit of $1.0 million.

In addition, the agreements provide for reimbursement of ordinary and necessary business expenses, incurred in connection with the performance of the duties under the respective agreements and subject to the approval of the Board of Directors of Georgetown Savings Bank.

The agreements provide for termination by Georgetown Savings Bank for cause at any time, in which event the executive will have no right to receive compensation or other benefits for any period after termination.  In the event the executive’s employment is terminated for any reason, including a termination following a change in control (as defined in the employment agreements), but excluding termination due to retirement or disability or for cause, the executive would be entitled to a payment equal to three times the sum of the highest annual rate of base salary, as well as the continuation of life insurance (including coverage under the endorsement split dollar agreement), medical and dental insurance coverage for three years.  In addition, the executive would be entitled to a cash payment equal to three times the tax-adjusted compensation payment towards the individually-owned life insurance policy.  The executive may resign from employment for “good reason” and receive the benefits described above.  “Good reason” would include the occurrence of any of the following events: (i) a substantial adverse and material change in executive’s function, duties or responsibilities, (ii) a material reduction to base salary and benefits, from those being provided as of the effective date of the employment agreement (except for any reduction that is part of an employee-wide reduction in benefits), (iii) a relocation where the executive is required to perform services at a location more than 25 miles from Georgetown Savings Bank’s principal executive offices as determined at the date of the agreement, (iv) a failure to elect or reelect or to appoint or reappoint the executive to the position he holds under the employment agreement unless consented to by the executive, (v) a liquidation or dissolution of Georgetown Savings Bank, or (vi) a material breach of the employment agreement by Georgetown Savings Bank.  If an event constituting “good reason” occurs, the executive is required to give Georgetown Savings Bank notice within 90 days, and Georgetown Savings Bank will have 30 days to correct the good reason, however, the 30 day period may be waived by Georgetown Savings Bank. Notwithstanding the foregoing, if the payments to either executive under their respective agreements made in connection with a change in control would result in an excess parachute payment under Section 280G of the Internal Revenue Code, the benefits payable to such executive would be reduced to avoid the excess parachute payment. The reduction would be up to an amount, the value of which, results in a benefit that is one dollar less than the amount that would trigger an excess parachute payment.

In the event that their employment was terminated for a reason entitling them to severance payments, Messrs. Balletto and Kennedy would receive an aggregate severance payment of approximately $553,386 and $378,294, respectively, pursuant to their employment agreements based upon current levels of compensation, subject to reduction to avoid an excess parachute payment, if applicable. The cash severance payment will be paid within 30 days of termination.

Under each employment agreement, if an executive becomes disabled or incapacitated to the extent that the executive is completely unable to perform his normal duties, he will be entitled to all existing or comparable insurance benefits until the earlier of:  (i) the executive’s return to full-time employment with Georgetown Savings Bank; (ii) the executive’s employment by another employer; (iii) the executive’s attainment of age 65; (iv) the executive’s death, or (v) 24 months following the executive’s termination due to disability.

Upon retirement at age 65 or in accordance with any retirement policy of Georgetown Savings Bank, the executive is entitled to benefits under such retirement policy and other plans to which he is a party but shall not be entitled to any benefit payments specifically as a result of the employment agreement.

Each employment agreement requires the executive not to compete with Georgetown Savings Bank for a period of two years following a termination of employment for which the executive receives a cash severance payment (other than a termination of employment following a change in control).

Supplemental Retirement Plan. Georgetown Savings Bank previously adopted an Executive Supplemental Retirement Agreement for Messrs. Balletto and Kennedy.  Effective June 30, 2008, Georgetown Savings Bank restructured the individual Executive Supplemental Retirement Agreements by establishing a Supplemental Retirement Plan. Like its predecessor, the Supplemental Retirement Plan is a non-tax-qualified, deferred compensation plan. The Supplemental Retirement Plan has been written to comply with Section 409A of the Internal Revenue Code. Messrs. Balletto and Kennedy are the only participants in the Supplemental Retirement Plan. Each participant is required to enter into a participation agreement evidencing his participation in the plan.

Each executive will receive the normal retirement benefit under the Supplemental Retirement Plan if he remains employed with Georgetown Savings Bank until he attains age 65 or has a separation from service within two years of a change in control. The normal retirement benefit is a lump sum amount that is the actuarial equivalent of an annual lifetime benefit of 45% of the executive’s final average compensation, multiplied by a fraction, the numerator of which is the executive’s years of employment with the Bank and the denominator of which is 23.  The executive’s final average compensation is based on the three fiscal years of the last five fiscal years of employment with Georgetown Savings Bank in which the executive’s base salary and bonus was the highest. If the executive has a separation from service prior to age 65 (other than due to death, disability or cause), the executive is entitled to his accrued annuity benefit calculated in the manner set forth above, and if applicable multiplied by the executive’s vesting rate set forth in his participation agreement.  If the executive is less than age 62 at the time of commencement of the supplemental benefit, his benefit will be further reduced by 5% per year for each year prior to age 62 that the benefit payment commences.

If the executive dies prior to attaining age 65, while employed by Georgetown Savings Bank, the executive’s beneficiary will be entitled to a death benefit equal to the present value of executive’s accrued annuity benefit as of executive’s date of death, without any pre-retirement reductions.  In the event of the executive’s disability while employed at Georgetown Savings Bank, the executive will be entitled to a disability benefit, payable commencing at age 65 (unless an alternative commencement time is elected by the executive) as if executive had continued to work until age 65 and assuming that executive’s base salary increased 5% per year for each year until age 65.  Each executive entered into an election to have the disability benefit paid at the time of disability determination.

In the event of a change in control of Georgetown Bancorp, Inc. and/or the Georgetown Savings Bank followed within two years by executive’s involuntary termination of employment or voluntary termination for good reason, the executive will be entitled to a supplemental benefit calculated as if the executive had attained age 65 and his base salary had increased 5% per year until such time; provided, however, the benefit will be reduced, if necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

The Company accrued $114,000 and $102,000 in compensation expense for fiscal year 2010 and 2009, respectively, towards the benefit applicable to these agreements for Messrs. Balletto and Kennedy.

Endorsement Split Dollar Death Benefits.  In January 2002, in conjunction with the adoption of the Executive Supplemental Retirement Agreement, Georgetown Savings Bank adopted collateral assignment Split Dollar Plan Agreements with the two executives covered by the Executive Supplemental Retirement Plan.  As the result of both the Sarbanes Oxley Act and recent tax law changes, including the enactment of Section 409A of the Internal Revenue Code, Georgetown Savings Bank determined that it was in the best interest of the Bank to unwind the collateral assignment equity split dollar agreements by having the executives transfer the life insurance policies in their name to Georgetown Savings Bank.  In consideration for the termination of this agreement and policy transfer, effective June 30, 2008, the Bank entered into endorsement split dollar life insurance agreements with each of Messrs. Balletto and Kennedy providing additional death benefits during employment and in limited circumstances thereafter, and also agreed to compensate the executives for their purchase of individually-owned life insurance policies that are intended to survive termination of employment (more fully discussed above under “Employment Agreements”).  Under the endorsement split dollar agreements, each executive (or his designated beneficiary) is entitled to share in the proceeds under a life insurance policy owned by Georgetown Savings Bank in the event of his death prior to termination of employment (or, in the event of a change in control, in the event of his death within 36 months of the change in control).  In addition, in the event of the executive’s involuntary termination of employment by Georgetown Savings Bank or executive’s resignation for “good reason” (as defined in each executive’s employment agreement) executive shall continue to be covered by the endorsement split dollar agreement for 36 months following such termination of employment.  Under the endorsement split dollar life insurance agreements, the death benefit for Mr. Balletto is $2.0 million and for Mr. Kennedy is $1.0 million.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust.  The Board of Directors of Georgetown Savings Bank has adopted an employee stock ownership plan.  Employees who are at least 21 years old with at least one year of employment with Georgetown Savings Bank are eligible to participate. The employee stock ownership plan trust has borrowed funds from the Company and used those funds to purchase 99,981 shares of Company common stock.  Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Georgetown Savings Bank discretionary contributions to the employee stock ownership plan over a remaining period of 6 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a fixed rate of 8.0%.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan are vested at the rate of 20% per year, and will be fully vested upon completion of five years of credited service, with credit given to participants for three years of credited service with Georgetown Savings Bank’s mutual predecessor prior to the adoption of the plan.  A participant’s interest in his or her account under the plan fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits are payable in the form of common stock and/or cash. Georgetown Savings Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to SOP 93-6, the Company records compensation expense each year in an amount equal to the fair market value of the shares committed to be released from the suspense account.  In the event of a change in control, the employee stock ownership plan will terminate.

Equity Incentive Plan. The Board of Directors adopted and stockholders approved the Georgetown Bancorp, Inc. 2009 Equity Incentive Plan (the “Equity Incentive Plan”) in October 2009 to provide officers, employees and directors of the Company and Georgetown Savings Bank with additional incentives to promote the growth and performance of the Company. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  The Equity Incentive Plan gives us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 250,000 shares of Company common stock pursuant to grants of restricted stock awards, incentive stock options, non-qualified stock options and stock appreciation rights; provided, however, that shares of stock used to fund stock options greater than 136,085 shares must be obtained through stock repurchases and shares of stock used to fund restricted stock awards greater than 54,434 shares must be obtained through stock repurchases.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of June 30, 2010 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010
Name	Option awards				Stock awards
	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Robert E. Balletto (1)	-	5,000	$6.72	2/22/2020	5,000	25,000
Joseph W. Kennedy (1)	-	3,000	$6.72	2/22/2020	3,000	15,000

_________
(1)     The equity awards were granted pursuant to the 2009 Equity Incentive Plan, which was approved by stockholders on October 27, 2009. The option awards and stock awards for each of the Named Executive Officers vest equally on February 22, 2011, February 22, 2012, February 22, 2013, February 22, 2014 and February 22, 2015.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2010 certain information as to the total remuneration paid to directors other than Mr. Balletto, who receives no compensation for being a director.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED JUNE 30, 2010
	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)	($) (1)	($) (2)	($)	($)	($)	($)

Keith N. Congdon	$14,250	$3,250	$1,313	-	-	-	$18,813
Anthony S. Conte, Jr.	7,000	3,250	1,313	-	-	-	11,563
Stephen L Flynn	20,200	3,250	1,313	-	-	-	24,763
Thomas L. Hamelin	8,950	3,250	1,313	-	-	-	13,513
Marybeth McInnis	10,650	3,250	1,313	-	-	-	15,213
J. Richard Murphy	12,200	3,250	1,313	-	-	-	16,763
Kathleen R. Sachs	12,700	3,250	1,313	-	-	-	17,263
Richard F. Spencer	15,950	3,250	1,313	-	-	-	20,513
David A. Splaine	18,350	3,250	1,313	-	-	-	22,913
Mary L. Williams	18,500	3,250	1,313	-	-	-	23,063
Robert T. Wyman	6,400	3,250	1,313	-	-	-	10,963
John H. Yeaton	8,000	3,250	1,313	-	-	-	12,563
Total	$153,150	$39,000	$15,756	-	-	-	$207,906

(1)
Value reflects the grant of 625 shares to each director multiplied by $5.20, which was the fair market value of the shares on the grant date, February 22, 2010. The awards vest evenly over three (3) years.  At June 30, 2010, all 625 shares remained outstanding for each director.

(2)
Value reflects the grant of 625 options to each director multiplied by $2.10, which was the fair market value of the options on the grant date, February 22, 2010, based on the Black-Scholes option pricing model. The exercise price of the options is $6.72 and the awards vest evenly over three (3) years and have a 10 year term. The Black-Scholes model assumed a volatility rate of 34.35%, no annualized dividend and a discount rate of 3.80%. At June 30, 2010, all 625 options remained outstanding for each director.

Directors’ Compensation

Each of the individuals who serve as a director of the Company serves as a director of Georgetown Savings Bank and earns director fees in that capacity, with the exception of Mr. Balletto, who receives no compensation for being a director. Each director of Georgetown Savings Bank is paid a fee of $600 per meeting attended. Each director serving on a Board of Directors committee is paid a fee of $250 per meeting attended, except for the Audit Committee for which the fee is $500 per meeting attended and the Executive Committee for which the fee is $400 per meeting attended. The Chairman of each committee receives an additional $100 per meeting attended. The Chairman of the Board and the Vice Chairman of the Board are paid annual retainers of $3,500 and $2,000, respectively. For the year ended June 30, 2010, Georgetown Savings Bank paid a total of $153,150 in director fees.

Transactions with Certain Related Persons

All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons.  Such transactions must be approved by the Audit Committee of the Company following a review for potential conflicts of interest.  In the ordinary course of business, Georgetown Savings Bank makes loans available to its directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Georgetown Savings Bank.

Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to the Company.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to Georgetown Savings Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 23, 2010, the Audit Committee of the Company approved the dismissal of Wolf & Company, P. C. as the Company’s independent registered public accounting firm, effective as of the filing of the Company’s Form 10-K for the year ended June 30, 2010.  The dismissal of Wolf & Company, P. C. reflected the Company’s efforts to reduce non-interest expense.

The audit reports of Wolf & Company, P. C. on the financial statements of the Company for the years ended June 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Wolf & Company, P. C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Wolf & Company, P. C.’s satisfaction, would have caused Wolf & Company, P. C. to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Wolf & Company, P. C. furnish it with a letter addressed to the SECstating whether or not Wolf & Company, P. C. agreed with the above statements.  A copy of Wolf & Company, P. C.’s letter to the SEC dated August 27, 2010 was filed as an Exhibit to the Form 8-K filed by the Company with the SEC on August 27, 2010 reporting the dismissal.

On August 23, 2010, the Audit Committee of the Company engaged Shatswell, MacLeod & Company, P.C. as the Company’s new independent registered public accounting firm for the six months ending December 31, 2010. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Wolf & Company, P. C., the Company did not consult with Shatswell, MacLeod & Company, P.C. regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Stockholder ratification of the selection of Shatswell MacLeod & Company, P. C.  is required by the Company’s Bylaws. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Shatswell MacLeod & Company, P. C. for the Company’s six months ending December 31, 2010.

Representatives of our departing and nominee independent registered public accounting firms, Wolf & Company, P. C. and Shatswell MacLeod & Company, P. C., respectively, are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Audit Fees.  During the past two fiscal years the fees billed for professional services rendered by Wolf & Company, P. C. (the “Independent Auditor”) for the audit of the Company’s annual financial statements and for the review of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q were $115,000 for 2010 and $95,500 for 2009.

Audit-Related Fees.  During the fiscal years ended June 30, 2010 and 2009, there were aggregate fees of $4,500 and $1,600, respectively, billed for professional services by the Independent Auditor that were reasonably related to the performance of the audit.

Tax Fees.  During the past two fiscal years the fees billed for professional services by the Independent Auditor for tax services such as tax advice, tax planning, tax compliance and the review of tax returns were $16,500 for 2010 and $15,500 for 2009.

All Other Fees.  During the fiscal years ended June 30, 2010 and 2009, fees billed for a review of selected information technology controls by the Independent Auditor were $4,000 and $4,400, respectively. The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm.  The Audit Committee concluded that performing such services in fiscal 2010 and 2009 did not affect the independent registered public accounting firm’s independence in performing its function as auditor of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All audit and non-audit services for the past two fiscal years were pre-approved by the Audit Committee.

In order to ratify the selection of Shatswell MacLeod & Company, P. C., as the independent registered public accounting firm for the six months ending December 31, 2010, the proposal must receive at least a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification.

The Board of Directors recommends a vote “FOR” the ratification of Shatswell MacLeod & Company, P. C. as independent registered public accounting firm for the six months ending December 31, 2010.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 2 East Main Street, Georgetown, Massachusetts 01833, no later than November 8, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is April 26, 2011. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2011 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than April 21, 2011.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  In addition to the solicitation of proxies by mail, the Company will request that banks, brokers and other holders of record send proxies and material to the beneficial holders of Company common stock and secure their voting instructions. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2010 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to Joseph W. Kennedy at the address set forth immediately below. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2010, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO JOSEPH W. KENNEDY, SENIOR VICE PRESIDENT/CHIEF FINANCIAL OFFICER AND TREASURER, GEORGETOWN BANCORP, INC., 2 EAST MAIN STREET, GEORGETOWN, MASSACHUSETTS 01833, OR CALL AT (978) 352-8600.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Georgetown Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders and the 2010 Annual Report to Stockholders, are each available on the internet at www.cfpproxy.com/5770.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph W. Kennedy
Joseph W. Kennedy
Corporate Secretary
Georgetown, Massachusetts
September 21, 2010

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY GEORGETOWN BANCORP, INC.

			For	Vote Withheld	For All Except
ANNUAL MEETING OF STOCKHOLDERS October 26, 2010	1.	The election as directors of all five (5) nominees listed below, each to serve for the term specified after his or her name	☐	☐	☐

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Groveland Fairways, located at 156 Main Street, Groveland, Massachusetts on October 26, 2010, at noon, Massachusetts time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

Keith N. Congdon (three-year term)
Kathleen R. Sachs (three-year term)
Richard F. Spencer (three-year term)
David A. Splaine (three-year term)
Robert T. Wyman (three-year term)

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

		For	Against	Against
2.	The ratification of Shatswell MacLeod & Company, P. C. as the Company’s independent registered public accounting firm for the six months ending December 31, 2010.	☐	☐	☐

 The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above		Check Box if You Plan to Attend Annual Meeting	☐

Detach above card, sign, date and mail in postage paid envelope provided.

GEORGETOWN BANCORP, INC.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of Annual Meeting of Stockholders, a proxy statement dated September 21, 2010 and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
GEORGETOWN BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE 2010 ANNUAL REPORT TO STOCKHOLDERS, ARE EACH AVAILABLE ON THE INTERNET AT www.cfpproxy.com/5770.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.